EXHIBIT 99.1

THOR Industries Upsizes Share Repurchase Authorization to $600 Million

ELKHART, Ind., June 27, 2022 (GLOBE NEWSWIRE) -- THOR Industries, Inc. (NYSE: THO) today announced that on June 24, 2022, the Board of Directors of THOR Industries, Inc. (the “Company”) reaffirmed its authorization to Company management to utilize up to $250 million to purchase shares of the Company's common stock through December 21, 2024, with $151,678,891.47 remaining on the authorization as of June 24, 2022 and authorized Company management to utilize up to an additional $448,321,168.53 to purchase shares of the Company’s common stock through July 31, 2025, bringing the total authorization to $600 million and extending the duration of the program by approximately seven months.

The Company may purchase shares on a discretionary basis from time-to-time through open market purchases, privately negotiated transactions or other means. The timing and amount of any transactions will be at the Company's discretion subject to the market price of the stock, general market and economic conditions, cash availability, applicable legal requirements, and other growth investment opportunities.

“We have been aggressively buying shares in the market since our share repurchase authorization was announced in December 2021, and have purchased more than one million THOR shares to-date. We continue to believe that THOR shares present a compelling investment opportunity at current share prices, and we intend to continue to take advantage to this opportunity to create value by returning capital to shareholder through additional share purchases. Given the current stock price, we believe purchasing THOR shares represents the best risk-adjusted return for our cash,” said Bob Martin, President and CEO of THOR Industries.

About THOR Industries, Inc.

THOR Industries is the sole owner of operating companies which, combined, represent the world’s largest manufacturer of recreational vehicles.

For more information on the Company and its products, please go to www.thorindustries.com.

Forward-Looking Statements

This release includes certain statements that are “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made based on management’s current expectations and beliefs regarding future and anticipated developments and their effects upon THOR, and inherently involve uncertainties and risks. These forward-looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ materially from our expectations. Factors which could cause materially different results include, among others: the impact of inflation on the cost of our products as well as on general consumer demand; the effect of raw material and commodity price fluctuations, and/or raw material, commodity or chassis supply constraints; the impact of war, military conflict, terrorism and/or cyber-attacks, including state-sponsored attacks; the impact of sudden or significant adverse changes in the cost and/or availability of energy or fuel, including those caused by geopolitical events, on our costs of operation, on raw material prices, on our independent dealers or on retail customers; the impact of sudden or significant adverse changes in the cost and/or availability of energy or fuel, including those caused by geopolitical events, on our costs of operation, on raw material prices, on our independent dealers or on retail customers; the dependence on a small group of suppliers for certain components used in production, including chassis; interest rate fluctuations and their potential impact on the general economy and, specifically, on our profitability and on our independent dealers and consumers; the extent and impact from the continuation of the COVID-19 pandemic, along with the responses to contain the spread of the virus, or its variants, by various governmental entities or other actors, which may have negative effects on retail customer demand, our independent dealers, our supply chain, our labor force, our production or other aspects of our business; the ability to ramp production up or down quickly in response to rapid changes in demand while also managing costs and market share; the level and magnitude of warranty and recall claims incurred; the ability of our suppliers to financially support any defects in their products; legislative, regulatory and tax law and/or policy developments including their potential impact on our independent dealers, retail customers or on our suppliers; the costs of compliance with governmental regulation; the impact of an adverse outcome or conclusion related to current or future litigation or regulatory investigations; the impact of an adverse outcome or conclusion related to current or future litigation or regulatory investigations; public perception of and the costs related to environmental, social and governance matters; legal and compliance issues including those that may arise in conjunction with recently completed transactions; lower consumer confidence and the level of discretionary consumer spending; the impact of exchange rate fluctuations; restrictive lending practices which could negatively impact our independent dealers and/or retail consumers; management changes; the success of new and existing products and services; the ability to maintain strong brands and develop innovative products that meet consumer demands; the ability to efficiently utilize existing production facilities; changes in consumer preferences; the risks associated with acquisitions, including: the pace and successful closing of an acquisition, the integration and financial impact thereof, the level of achievement of anticipated operating synergies from acquisitions, the potential for unknown or understated liabilities related to acquisitions, the potential loss of existing customers of acquisitions and our ability to retain key management personnel of acquired companies; a shortage of necessary personnel for production and increasing labor costs to attract production personnel in times of high demand; the loss or reduction of sales to key independent dealers; disruption of the delivery of units to independent dealers; increasing costs for freight and transportation; asset impairment charges; competition; the impact of potential losses under repurchase agreements; the potential impact of the strength of the U.S. dollar on international demand for products priced in U.S. dollars; general economic, market and political conditions in the various countries in which our products are produced and/or sold; the impact of changing emissions and other related climate change regulations in the various jurisdictions in which our products are produced, used and/or sold; changes to our investment and capital allocation strategies or other facets of our strategic plan; and changes in market liquidity conditions, credit ratings and other factors that may impact our access to future funding and the cost of debt.

These and other risks and uncertainties are discussed more fully in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2022 and in Item 1A of our Annual Report on Form 10-K for the year ended July 31, 2021.

Contacts:

Mark Trinske
Vice President of Investor Relations
mtrinske@thorindustries.com
(574) 970-7912

Michael Cieslak, CFA
Investor Relations Manager
mcieslak@thorindustries.com
(574) 294-7724